Exhibit 99.1

Omeros Announces Robust Results for Narsoplimab Expanded Access Program in TA-TMA

– Results Demonstrate Marked Survival Superiority of Narsoplimab-Treated EAP Patients, in Stand-Alone and Combined Analyses with Narsoplimab Pivotal Trial Patients, over External Control Patients –

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Results of statistical analyses of survival in narsoplimab-treated expanded access program (EAP) TA-TMA patients compared to similarly at-risk external control registry patients were consistent with those of previously reported analyses comparing survival between narsoplimab-treated OMS721-TMA-001 pivotal trial and external control registry patients

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The analyses conducted on the combined population of the 49 previously untreated high-risk adult (at least 16 years of age) allogeneic-transplant EAP patients and the 28 OMS721-TMA-001 patients were the same as the complete set of primary statistical and sensitivity analyses comparing survival in the narsoplimab pivotal trial to the external control TA-TMA patients, with representative analyses demonstrating that:

o

Narsoplimab reduced the risk of mortality in high-risk TA-TMA patients by over 2-fold (hazard ratio = 0.46 [95 percent confidence interval:0.30, 0.60]) to approximately 3-fold (hazard ratio = 0.34 [95 percent confidence interval: 0.21, 0.53])

o	P-values ranged from 0.00002 to less than 0.00001
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In the EAP allogeneic transplant population, 16 adult and 20 pediatric high-risk TA-TMA patients had failed one or more treatment regimens – most commonly eculizumab – prior to receiving narsoplimab, with 1-year survival of 41 and 47 percent, respectively – over 2-fold higher than the less-than-20-percent historical 1-year survival for patients who fail targeted TA-TMA therapy

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These results complete the set of independently conducted analyses for inclusion in the narsoplimab BLA resubmission to FDA planned for later this quarter and in the MAA submission to European regulators targeted by mid-year. Together with the previously reported primary and sensitivity analyses, the results are uniformly robust and support the clinical benefit of narsoplimab in TA-TMA, a life-threatening complication of hematopoietic stem cell transplantation with no currently approved treatment

SEATTLE, WA – February 20, 2025 – Omeros Corporation (Nasdaq: OMER) today announced statistical analysis results related to the expanded access program (EAP) for narsoplimab, Omeros’ first-in-class monoclonal antibody inhibiting the lectin pathway of complement, in the treatment of hematopoietic stem cell transplant-associated thrombotic microangiopathy (TA-TMA), a life-threatening complication in both adult and pediatric hematopoietic stem cell transplantation (HSCT). These latest analyses, conducted by an independent statistical group, comprise multiple survival comparisons between narsoplimab-treated EAP patients and similarly at-risk TA-TMA patients in the external control registry. The results from these analyses further support the robustness of the previously reported results from the statistical analysis plan agreed with FDA, with representative analyses of the combined EAP and pivotal trial patients yielding hazard ratios ranging from 0.34 (95 percent confidence interval: 0.21, 0.53) to 0.46 (95 percent confidence interval: 0.35, 0.60) and p-values ranging from less than 0.00001 to 0.00002. Consistent with all previous clinical experience with narsoplimab, no safety signals of concern were observed.

“The results from the expanded access program are further compelling evidence of the effectiveness of narsoplimab in TA-TMA,” stated Miguel-Angel Perales, MD, Chief of the Adult Bone Marrow Transplantation Service at Memorial Sloan Kettering Cancer Center and immediate past President of the American Society for Transplantation and Cellular Therapy. “The EAP accepted all-comers globally – adult and pediatric patients in the real-world setting. Many are representative of the most challenging patients that we at MSKCC and the community of transplant experts worldwide regularly attempt to treat. With the now overwhelming clinical survival data and the absence of any identified safety signal, there is a clear need for narsoplimab in the treatment of our patients with TA-TMA, and we look forward to the drug’s rapid approval.”

As reported on December 19, 2024 and January 15, 2025, narsoplimab met its primary endpoint, with TA-TMA patients in its OMS721-TMA-001 pivotal trial demonstrating clinically meaningful and statistically significant superiority in overall survival – a hazard ratio of 0.32 (95 percent confidence interval: 0.23 to 0.44) with p-value less than 0.00001 – compared to the TA-TMA patients in the external control registry, with the prespecified primary-related sensitivity analyses strongly supporting the robustness of the primary analysis results. Today’s announcement reports the results of this same set of analyses on patients treated with narsoplimab in the EAP. Overall survival in the primary, primary-related, and EAP-related analyses includes an adjustment for immortal time bias.

The narsoplimab EAP population at time of database lock included 136 TA-TMA patients, 128 of whom had received allogeneic versus autologous stem cell transplants. Of those allogeneic graft recipients, 84 were adult (at least 16 years of age) and 44 were children. TA-TMA risk factors are not available for all EAP patients; based on available information and using the international expert consensus criteria for high risk of death (Schoettler et al, 2023), 102 patients (65 adults and 37 children) were characterized as having “high-risk” TA-TMA, with 82 percent of adults and 86 percent of children having multiple risk factors for death. Of the 102 high-risk EAP patients, 49 adults and 13 children had received no treatment prior to narsoplimab.

The narsoplimab pivotal trial (OMS721-TMA-001) enrolled 28 adult allogeneic transplant patients with high-risk TA-TMA, none of whom received prior treatment for TA-TMA.

The external control registry is comprised of 121 adult patients (defined by the registry as 16 years of age or older) who underwent allogeneic transplant and developed high-risk TA-TMA, none of whom received narsoplimab, any other complement inhibitor treatment, or defibrotide.

The following are representative analyses, conducted by the independent statistical group, of the 77 (49 EAP and 28 OMS721-TMA-001) allogeneic HSCT, previously untreated, high-risk adult patients who received narsoplimab compared to similarly at-risk external control registry patients; the first is the same as the previously reported primary analysis and the subsequent 4 are the same as the previously reported primary-related sensitivity analyses, all of which were prespecified in the FDA-agreed statistical analysis plan:

1.	Overall survival using Inverse Probability of Treatment Weighting (IPTW) with all specified risk factors:

Hazard ratio = 0.37 (95 percent confidence interval: 0.28, 0.48)

P-value < 0.00001

2.	Overall survival using IPTW with only treatment as a factor:

Hazard ratio = 0.46 (95 percent confidence interval: 0.35, 0.60)

P-value < 0.00001

3.	Testing proportional hazards assumptions using IPTW in a sequence of four models in which patient follow-up is truncated at 100 days, 6 months, 1 year, and 2 years:

100 days:          Hazard ratio = 0.46 (95 percent confidence interval: 0.33, 0.63)

P-value < 0.00001

6 months:         Hazard ratio = 0.40 (95 percent confidence interval: 0.29, 0.54)

P-value < 0.00001

1 year:         Hazard ratio = 0.37 (95 percent confidence interval: 0.28, 0.50)

P-value < 0.00001

2 years:          Hazard ratio = 0.36 (95 percent confidence interval: 0.27, 0.48)

P-value < 0.00001

4.

  Overall survival using IPTW with day zero for the external control registry patients set at the median time between the date of TA-TMA diagnosis and the date of narsoplimab treatment initiation for the patients in the combined EAP and OMS721-TMA-001 pivotal trial population:

Hazard ratio = 0.36 (95 percent confidence interval: 0.28, 0.48)

P-value < 0.00001

5.	Overall survival with and without all specified risk factors (RFs) using 1:1* propensity score matching (combined EAP and OMS721-TMA-001 trial patients versus external control registry patients):

1:1 with RFs:         Hazard ratio = 0.34 (95 percent confidence interval: 0.21, 0.53)

P-value < 0.00001

1:1 w/out RFs:         Hazard ratio = 0.39 (95 percent confidence interval: 0.26, 0.60)

P-value = 0.00002

*In the previously reported primary and primary-related sensitivity analyses, this analysis included 1:2 propensity score matching. The 121 external control patients, however, do not allow for 1:2 matching vs. 77 narsoplimab-treated patients.

Sixteen adult and 20 pediatric allogeneic-transplant EAP patients with high-risk TA-TMA had failed treatment with one or more regimens of eculizumab, ravulizumab, pegcetacoplan, and/or defibrotide prior to administration of narsoplimab. Less than 20 percent of patients who fail these treatments are reported to reach 1-year survival. Despite this historically poor expectation, narsoplimab treatment showed the following 1-year survival in previously treated high-risk EAP patients:

●	All: 44 percent
●	Adult: 41 percent
●	Children: 47 percent

In the EAP, 49 adult and 13 pediatric allogeneic-transplant patients with high-risk TA-TMA did not receive complement C5 (e.g., eculizumab, ravulizumab), C3 inhibitors (e.g., pegcetacoplan), or defibrotide prior to treatment with narsoplimab. One-year survival in these patients is:

●	All: 62 percent
●	Adult: 58 percent
●	Children: 79 percent

“The EAP results of narsoplimab treatment for TA-TMA are exceptional, both for patients who received narsoplimab as first-line treatment and particularly in patients refractory to prior complement inhibition therapies,” stated Michelle Schoettler, MD, Assistant Professor of Pediatric Oncology and Hematopoietic Cellular Therapy at Emory University. “One-year survival in children with high-risk TA-TMA treated with narsoplimab via the EAP as a front-line agent was an impressive 79 percent and 58 percent in adults. Just as striking were results in patients previously refractory to complement inhibition, who historically had 1-year survival rates of less than 20 percent. In contrast, 1-year survival in refractory children and adults in the EAP cohort with high-risk features treated with narsoplimab (n=36) was 44 percent; more than doubling historic cohorts. These promising results suggest that narsoplimab will be an important therapeutic option for pediatric and adult hematopoietic cell transplant recipients. I look forward to publishing and further detailing the benefits of narsoplimab in children and adults enrolled in the EAP.”

In addition to the manuscript on EAP-related analyses, an international group of transplant experts is preparing a manuscript directed to the primary endpoint-related analyses for submission to peer-reviewed journals.

“We are pleased to see the results of the narsoplimab EAP analyses for our BLA resubmission,” said Gregory A. Demopulos, M.D., Omeros’ Chairman and Chief Executive Officer. “The EAP-related and primary sensitivity analyses uniformly support the positive results of the primary endpoint – narsoplimab demonstrating clinically meaningful and statistically significant superiority in overall survival compared to the external control. The next step is resubmission of our BLA followed by the planned submission of the narsoplimab MAA for European approval. There is more work to be done, but the entire Omeros team is driving hard to achieve approval and to launch narsoplimab, with the goal of making the drug available to patients and their transplant physicians worldwide.”

About Narsoplimab

Narsoplimab, also known as “OMS721,” is an investigational fully human monoclonal antibody targeting mannan-binding lectin-associated serine protease-2 (MASP-2), a novel pro-inflammatory protein target and the effector enzyme of the lectin pathway of complement. Importantly, inhibition of MASP-2 has been demonstrated to leave intact the antibody-dependent classical complement activation pathway, which is a critical component of the acquired immune response to infection. A biologics license application (BLA) is pending before the FDA for use of narsoplimab in the treatment of hematopoietic stem cell transplant-associated thrombotic microangiopathy (TA-TMA). Omeros will resubmit the BLA for narsoplimab in TA-TMA followed by our planned submission of the corresponding European marketing authorisation application (MAA) in 2025. FDA has granted narsoplimab breakthrough therapy and orphan drug designations for TA-TMA and orphan drug status for the prevention (inhibition) of complement-mediated thrombotic microangiopathies. The European Medicines Agency (EMA) has granted orphan drug designation to narsoplimab for treatment in hematopoietic stem-cell transplant.

About Hematopoietic stem cell transplant-associated thrombotic microangiopathy (TA-TMA)

Hematopoietic stem cell transplant-associated thrombotic microangiopathy (TA-TMA) is a significant and often lethal complication of stem cell transplantation. This condition is a systemic, multifactorial disorder caused by endothelial cell damage induced by conditioning regimens, immunosuppressant therapies, infection, graft-versus-host disease, and other factors associated with stem cell transplantation. Endothelial damage, which activates the lectin pathway of complement, plays a central role in the development of TA-TMA. The condition occurs in both autologous and allogeneic transplants but is more common in the allogeneic population. In the United States and Europe, approximately 30,000 allogeneic transplants are performed annually. Recent reports in both adult and pediatric allogeneic stem cell transplant populations have found an approximately 40-percent incidence of TA-TMA, and high-risk features may be present in up to 80 percent of these patients. In severe cases of TA-TMA, mortality can exceed 90 percent and, even in those who survive, long-term renal sequalae (e.g., dialysis) are common. There is no approved therapy or standard of care for TA-TMA.

About Omeros Corporation

Omeros is an innovative biopharmaceutical company committed to discovering, developing and commercializing first-in-class small-molecule and protein therapeutics for large-market and orphan indications targeting immunologic disorders, including complement-mediated diseases and cancers, as well as addictive and compulsive disorders. Omeros’ lead MASP-2 inhibitor narsoplimab targets the lectin pathway of complement and is the subject of a biologics license application pending before FDA for the treatment of hematopoietic stem cell transplant-associated thrombotic microangiopathy. Omeros’ long-acting MASP-2 inhibitor OMS1029 has successfully completed Phase 1 single- and multiple-ascending dose clinical studies. Zaltenibart, Omeros’ inhibitor of MASP-3, the key activator of the alternative pathway of complement, is advancing toward Phase 3 clinical trials for paroxysmal nocturnal hemoglobinuria and complement 3 glomerulopathy. Funded by the National Institute on Drug Abuse, Omeros’ lead phosphodiesterase 7 inhibitor OMS527 is in clinical development for the treatment of cocaine use disorder. Omeros also is advancing a broad portfolio of five novel cellular and molecular immuno-oncology programs. For more information about Omeros and its programs, visit www.omeros.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements, including statements regarding the anticipated resubmission of the BLA for narsoplimab in the United States and the submission of a marketing authorization application with the EMA, the timing and outcomes of regulatory events, the availability and outcomes of additional analyses, the prospects for obtaining FDA or EMA approval of narsoplimab in any indication, expectations regarding future cash expenditures, and expectations regarding the sufficiency and availability of our capital resources to fund current and planned operations, including the potential commercialization of narsoplimab if it is approved by FDA or the EMA, are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, unfavorable, unexpected or inconclusive results of our statistical analyses relating to an external registry of TA-TMA patients, potential differences between the diagnostic criteria used in our pivotal trial and in the external registry, and whether FDA and the EMA determine the registry used in our statistical analysis is sufficiently representative of TA-TMA patients, unanticipated or unexpected outcomes of regulatory processes in relevant jurisdictions, unproven preclinical and clinical development activities, our financial condition and results of operations, regulatory processes and oversight, challenges associated with manufacture or supply of our products to support clinical trials, regulatory inspections and/or commercial sale following any marketing approval, changes in reimbursement and payment policies by government and commercial payers or the application of such policies, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 1, 2024, an in our subsequently filed Quarterly Reports on Form 10-Q. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Dr. Miguel-Angel Perales has previously received advisory services compensation from, and holds a financial interest in, Omeros. Dr. Michelle Schoettler has previously received advisory services compensation from Omeros.

Contact
Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

IR@omeros.com